Q1 2024Stockholder Letter

To Our Fellow Stockholders In Q1, we continued to deliver. We delivered double-digit revenue growth year over year (YoY), significantly reduced our net loss, and achieved positive adjusted EBITDA1. Q1 revenue grew 11% YoY driven by growth in our core dealer business and the continued strength of OEM incentive revenue. Meanwhile, our net loss decreased to $5.8M from $19.6M in Q1 2023 and we achieved adjusted EBITDA profitability of $0.9M, a $12.3M improvement YoY. Moreover, the supportive macro trends that we highlighted in the prior quarter - namely the normalization of new vehicle inventory and average days supply - have continued their upward trajectory in Q1, reinforcing that franchise dealers increasingly need access to TrueCar’s robust audience of new vehicle shoppers. In Q1, these shoppers drove strong new car sales across TrueCar’s franchise dealers who collectively saw a 7.3% YoY increase in New Vehicle Units, outperforming the industry’s 4.9% YoY growth in new vehicle sales. We attribute this outperformance to TrueCar’s commitment to transparent pricing and our network of over 250 Affinity Partners whose members can access targeted OEM incentives offered exclusively through branded car-buying sites powered by TrueCar. In addition to driving incremental new vehicle sales for our franchise dealer partners in Q1, these TrueCar-powered incentive programs generated $4.9M in revenue (up from $1.0M last year) from OEMs such as Mercedes Benz, BMW, and Stellantis who rely on this channel to cost-effectively acquire customers through rebates offered to targeted audiences accessed through the TrueCar Affinity Network. During Q1 we announced the expansion of our dealer product offering with the launch of TrueCar Marketing Solutions (TCMS). TCMS is a suite of eight distinct products that leverage TrueCar’s extensive proprietary data and hyper-targeted audiences to help dealers more effectively reach and win in-market shoppers. During the two months since launching TCMS, we have been encouraged by the 350+ dealers that have added one or more TCMS products to their existing subscriptions and even more encouraged by early indications of the incremental value these products are delivering to them. We are actively working to bundle many of the TCMS products into our subscription offerings to accelerate adoption and drive additional value to our dealers while growing average revenue per dealer (RpD). As we expressed in our last letter, we remain steadfast in our pursuit to become the first digital marketplace where consumers can buy a new, Certified Pre-Owned or used car with or without a trade-in from the comfort of their couch through an entirely digital online transaction. Moreover, we stated our goal of completing the first end-to-end digital transaction for the purchase of a new car in the first half of this year and have been hard at work solving the myriad of complexities that historically could only be solved through human intervention at one or more steps of the transaction. Thankfully, through productive collaboration with a forward thinking dealer group, rich engagement with key stakeholders, including OEMs and one of the major dealer management solutions (DMS) providers, and the learnings gained over the past two years, we 2 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP.

plan to launch a TC+ pilot later this quarter that finally offers TrueCar shoppers the ability to transact entirely online. We expect that the pilot will launch with hundreds of used vehicles available to be purchased online by consumers nationwide and thousands of new vehicles across various brands available to be purchased online by consumers residing in California. In addition, online vehicle trade-ins will be supported at launch and consumers will have the option to secure financing from most lenders inclusive of most OEMs’ captive financing arms. We anticipate running the pilot through the end of Q3 in order to incorporate and test key learnings while, in parallel, we complete the development of certain key components that will enable us to quickly expand the scope of dealers and geographies in Q4. The objective of the pilot is to validate and refine (1) the technical solutions we have developed to eliminate the need for human interaction across the consumer purchasing process, from selecting the right vehicle to executing the binding Retail Installment Contract, (2) the extent to which a true digital transaction effectively integrated into a dealer’s back-end systems (i.e., their DMS) can unlock significant sales efficiencies for the dealer, (3) the mechanisms we have developed in the consumer flow to maximize the attachment rate on the dealer’s F&I products, and (4) the process we have developed to digitally establish a competitive and accurate binding value for a consumer’s trade-in that gets incorporated into the deal while mitigating the dealer’s risk through a backstop to the value. Achievement of these objectives will mark a critical milestone on our path to product-market fit for TC+ and allow us to initiate the steps required to begin scaling TC+ more broadly in Q4 2024. To that end, as we have articulated before, our objective is not to directly monetize TC+ in 2024 but to instead demonstrate the value it can drive for the ecosystem broadly. For dealers, we intend to demonstrate how TC+ expands their addressable market allowing them to win customers they would otherwise never reach while driving sales efficiency that grows their bottom line. For consumers, we seek to demonstrate that car buying can, in fact, be done from their couch and when they find their dream car (whether new, Certified Pre-Owned, or used), geography should not keep them from it. For OEMs, we aim to demonstrate that brand loyalty grows when consumers are no longer constrained to shopping inventory in their backyard but can instead shop for the best deal on the car they want regardless of where it is. In sum, we believe that by demonstrating these core value propositions we can create a powerful flywheel that will fuel the growth of TC+ in 2025 and beyond and unlock new and powerful monetization opportunities for TrueCar. Back to our core business and our outlook for the near term. We believe that the strength of our core business will help to maximize the success of TC+ and as such, we are intently focused on the following four building blocks to drive near-term growth: (1) activate new dealers with a focus on regaining many of the franchise dealers that left the platform when new vehicle inventory was constrained, (2) reduce dealer churn by doubling down on our commitment to help them drive incremental sales and providing them with unmatched support and service, (3) continue to grow average revenue per dealer through our TCMS product offering, and (4) grow OEM revenue by expanding our OEM partnerships and continuing to invest in highly effective incentive programs across our network of Affinity Partners. Execution against these four building blocks provides us with a path to achieving our goal of returning the business to $300M in revenue and a 10% free cash flow margin by the end of 2026. 3

To that end, we aim to grow Q2 revenue by 13% YoY while maintaining an adjusted EBITDA2 target of break even. The primary reason for the lower revenue-flow through quarter over quarter is our belief that the continued rise in new vehicle inventory, days’ supply, and OEM incentives represents an opportunity to profitably increase marketing spend in the quarter and capture a greater share of new vehicle shoppers for our franchise dealer network. Given our operating leverage, we believe that by spending a greater share of revenue on paid marketing in Q2 while conditions are favorable we can further accelerate our revenue growth in the second half of the year and put us on a path to achieving positive free cash flow in Q4. Finally, we would like to acknowledge the TrueCar team and their commitment to the future TrueCar we are building. In pursuit of the best online experience for dealers and consumers, the team is making huge strides overcoming structural roadblocks that, in the past, have impeded innovation in automotive retail. We also would like to thank TrueCar Board Member Erin Lantz for her 7+ years of dedicated service to the organization. We wish Erin the best and are excited that the Board has nominated Diego Rodriguez to fill her seat. If elected, Diego’s decades of experience integrating business, design, and technology at the very highest levels of industry will be invaluable in the next phase of TrueCar’s lifecycle. Having most recently served as Intuit’s Chief Product and Design Officer and prior to that as a Senior Partner at IDEO, Diego will be a tremendous asset for TrueCar in our mission to deliver the first ever modern car-buying digital marketplace. To infinity and beyond! 4 Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer 2 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP. We are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net loss, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because of the uncertainty and potential variability in the amount and timing of stock-based compensation, restructuring costs, lease exit costs and impairment of right-of-use assets, and other adjustments, which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Table of Contents Market Environment ……………………………………………..……………………………..………..… Page 6 First Quarter 2024 Financial Highlights …………………….…………….……………………..… Page 15 Q1 2024 Financial Discussion …………………………………………………….………..…..…..… Page 16 Live Call and Webcast Details ……………….………………………………………….…………..… Page 21 About TrueCar …………………………………………………………………………………...….…..… Page 21 Forward-Looking Statements …………………………………………….……….………….……..… Page 22 Use of Non-GAAP Financial Measures ………………………………………….….……………..… Page 24 Financial Statements and Non-GAAP Financial Measures ……………………………..……… Page 26 5

6 Market Environment New vehicle inventory continues to recover, reaching 2.59 million units in March 2024, marking the highest level since February 2021. Affordability, however, continues to challenge the market with average new vehicle pricing and interest rates significantly higher than their pre-pandemic levels. As such, the rebound in new vehicle inventory has led to a corresponding increase in the average days’ supply for new vehicles, which in January, reached the highest level in 15 months at 55 days before settling at 48 days in March. As mentioned above, new vehicle inventory rose to 2.59 million units in March, up 44% or approximately 789 thousand units from March 2023, and up 14% or 312 thousand units from December 2023. This marked the first time new inventory rose above 2.55 million since February 2021. Source: Motor Intelligence NEW VEHICLE INVENTORY (Industry) 2.6M YoY 44%

7 This growth in new vehicle inventory has largely been fueled by domestic and Japanese brands which saw YoY increases of 268 thousand and 335 thousand, respectively and during Q1 grew by 127 thousand and 120 thousand units, respectively. Nevertheless, despite its recent rebound, new vehicle inventory remains well below pre-pandemic levels of 3.5 million to 4 million units. New vehicle average days’ supply grew by 17% during Q1, ending the quarter at 48 days up from 41 days in December 2023. Domestic, Japanese, European, and Korean saw QoQ increases of 20%, 16%, 29%, and 37%, respectively. DAYS’ SUPPLY ACROSS BRANDS - March 2024 Source: Motor Intelligence

8 INVENTORY GAINS (Industry data) Source: Motor Intelligence YoY or Since March 2023 Quarter End vs. Quarter End or Since December 2023

New vehicle inventory remains priced at or near historic highs with 57% of current inventory listed on TrueCar priced above $40 thousand compared to 35% in 2019.

NEW VEHICLE INVENTORY SHARE BY LIST PRICE



100%
80%
60%
40%
20%
0%
2019
2020
2021
2022
2023
2024
Share of Inventory > $40K
57%
vs. 35% in 2019
>$60K
$50K - $60K
$40K - $50K
$30K - $40K
$20K - $30K
< $20K

Source: TrueCar

9

Vehicle sales trends. Industrywide new vehicle sales totaled 3.8 million units during the first quarter of 2024 compared to 3.9 million units in the fourth quarter of 2023 and 3.6 million units in the first quarter of 2023. New vehicle sales in March reached 1.44 million units, outpacing March 2023 by 4.1% (or 60 thousand units). 10 INDUSTRYWIDE NEW VEHICLE SALES (Units) Source: Motor Intelligence 1.44M

11 The seasonally adjusted annual rate (SAAR) at the end of March 2024 was 15.5 million, which was down from 16.1 million at the end of December 2023, but up from 14.9 million at the end of March 2023. LIGHT VEHICLE SEASONALLY ADJUSTED ANNUAL RATE (SAAR) Source: U.S. Bureau of Economic Analysis 15.5M

Vehicle price trends. Across the industry, approximately 22% of new vehicles sold above their Manufacturer's Suggested Retail Price (MSRP) in March 2024, a significant decline compared to 30% in December 2023, extending the continued downward trend from 42% in March 2023. OEM incentives in March averaged $3,150 per new vehicle sold, representing a 104% increase YoY and up 17% from December 2023. These increases are gradually approaching the pre-pandemic incentives range of $3,400 to $4,300. While incentive spending grew YoY across every major brand, Jaguar Land Rover, Kia, Mitsubishi, and Hyundai led the way with increases of 552%, 240%, 223%, and 222%, respectively.

AVERAGE OEM INCENTIVE SPEND PER NEW VEHICLE
Total Industry



$3.2K
+104% YoY
$4K
$3K
$2K
$1K
$0K
Jun '22
Sep '22
Dec '22
Mar '23
Jun '23
Sep '23
Dec '23
Mar '24

% OF SALES OVER MSRP
Total Industry



80%
60%
40%
20%
0%
22%
-48% YoY
Jun '22
Sep '22
Dec '22
Mar '23
Jun '23
Sep '23
Dec '23
Mar '24

Sources: Motor Intelligence and TrueCar

12

Inflation. In a broader review of vehicle price inflation, the Consumer Price Index (CPI, not seasonally adjusted) for new vehicles remained relatively flat both YoY and compared to December 2023. Meanwhile, the used vehicle CPI declined by 2.2% YoY and by 2.9% compared to December 2023. 13 Source: US Bureau of Labor Statistics CONSUMER PRICE INDEX (CPI) FOR NEW VEHICLES AND USED VEHICLES 180.9 178.2 Used VehiclesNew Vehicles

Affordability remains a concern. In March 2024, the average list price for a new vehicle on TrueCar.com was approximately $49.7 thousand, down $400 from $50.1 thousand in March 2023. Meanwhile, interest rates for new vehicle loans increased to 7.10%, up from 6.95% in the same period last year. As such, despite the increase in OEM incentives, the average monthly new car payment was $764 in March 2024, up from $755 in March 2023 and $578 in March 2019.

Turning to used cars, the average used vehicle list price on the TrueCar platform was approximately $26 thousand in March 2024, down nearly 15% from $31 thousand in March 2023. Partially offsetting this price drop, however, was a substantial increase in the average interest rate on used vehicle loans which grew to 11.8% in March 2024, up from 11.0% in March 2023. As such, the average monthly payment for a used vehicle purchased in March was $559, down 4% from $583 in March 2023.

NEW AND USED VEHICLE FINANCING TRENDS



Average Loan Term in Months
75
73
71
69
67
65
2019
2020
2021
2022
2023
Average APR
12%
10%
8%
6%
4%
2%
0%
2019
2020
2021
2022
2023
Average Amount Financed
$45K
$40K
$35K
$30K
$25K
$20K
$15K
2019
2020
2021
2022
2023
New
Used

Source: Motor Intelligence

According to the latest automotive finance market update from Experian[3], the share of new and used vehicle loan and lease transactions for subprime and deep subprime buyers declined to 14.5% in Q4 2023 from 15.2% in 2022 and 19.9% in 2019 while super prime and prime buyers comprised 68.5% in Q4 2023, up from 62.9% in 2019.

[3] Experian: State of the Automotive Finance Market Q4 2023

14

15 First Quarter 2024 Financial Highlights Revenue: $41.1 million, up 11.0% YoY and down 0.6% from the fourth quarter of 2023. Net Loss: ($5.8) million, as compared to ($19.6) million in the first quarter of 2023 and ($1.9) million in the fourth quarter of 2023. Adjusted EBITDA4: $0.9 million, as compared to ($11.3) million in the first quarter of 2023 and $2.1 million in the fourth quarter of 2023. Financial Flexibility5: Our balance sheet remained strong with cash and equivalents of approximately $133.7 million as of March 31, 2024, and no debt. Revenue $41.1 million vs. $37.0 million in Q1 2023 Traffic6 7.7 million vs. 8.7 million in Q1 2023 Net Loss ($5.8) million vs. ($19.6) million in Q1 2023 Dealers 11,388 vs. 11,832 in Q1 2023 Adj. EBITDA4 $0.9 million vs. ($11.3) million in Q1 2023 Units 79K vs. 76K in Q1 2023 Cash & Equivalents5 133.7 million vs. $156.6 million in Q1 2023 Monetization $518/unit vs. $482/unit in Q1 2023 4 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP. 5 On March 31, 2024, cash and cash equivalents included $1.9 million restricted cash that is used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. For more information about subsequent events related to this letter of credit, please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, to be filed with the Securities and Exchange Commission. 6 Traffic refers to Average Monthly Unique Visitors. FIRST QUARTER 2024 METRICS

16 Q1 2024 Financial Discussion7 Revenue Revenue of $41.1 million improved by 11.0% YoY, but was down 0.6% sequentially. The YoY revenue growth was mainly due to increased OEM incentive revenue and franchise dealer revenue, fueled by growth in the number of franchise dealers and new vehicle inventories on the platform. This growth was partially offset by a decline in independent dealer revenue, which dropped 10.2% YoY and was largely unchanged sequentially as independent dealers continued to cope with tight supply, high interest rates and lower average gross profit per unit. OEM incentive and other revenue ended the quarter at $4.9 million and $0.1 million, respectively, with OEM incentive revenue growing 368.2% YoY from $1.0 million in Q1 2023. Sequentially, OEM incentive revenue was down $0.6 million from $5.5 million in Q4 2023. This was primarily a result of seasonally lower new vehicle sales and two OEMs electing to pause incentive programs during the quarter. We continue to believe that OEM incentives will play a critical role industry-wide in driving new vehicle sales in 2024 and are actively engaged in conversations with several brands to reactivate and expand their programs on the TrueCar platform. 7 Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding.

Quarterly Metrics Dealer count at the end of the first quarter was 11,388, comprising 8,205 franchise dealers and 3,183 independent dealers. Independent dealer count decreased 17.8% YoY and 2.6% sequentially. The YoY reduction was predominantly due to industry consolidations or business shutdowns; however, recent trends show signs of a bottoming of the independent dealer count. Franchise dealer count rose by 3.1% YoY as new vehicle inventory continued to recover and was down by 0.3% sequentially. Consumer traffic averaged 7.7 million monthly unique visitors in the first quarter of 2024, down from 8.7 million during the first quarter of 2023, primarily attributable to more efficient marketing spend. Sequentially, consumer traffic grew by 10% from 7.0 million unique visitors during the fourth quarter of 2023. 17

18 Total first-quarter units were 79K as compared to 76K during the same quarter last year and 77K in the fourth quarter of 2023. Total units grew YoY and sequentially by 3.2% and 3.0%, respectively. New units rose 7.3% compared to prior year as new vehicle inventory rebounds. The mix of used vehicles as a percentage of total units was 46.7% in the first quarter of 2024 as compared to 48.7% of total units in the first quarter of 2023 and 41.1% in the fourth quarter of 2023. Monetization per unit increased to $518 from $482 during the first quarter of 2023 and was down from $537 in the fourth quarter of 2023. The YoY and sequential shifts in monetization were predominantly the result of the variation in OEM incentives revenue.

19 Expenses and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter under “Financial Statements and Non-GAAP Financial Measures”). First-quarter gross profit, defined as revenues less cost of revenue, was $36.8 million with a gross margin of 89.6% on a GAAP basis, which was relatively in line with the first quarter of prior year and prior quarter. Technology and development expenses were $8.1 million on a GAAP basis and $7.1 million on a non-GAAP basis in the first quarter of 2024, down 35.0% and 38.3%, respectively, vs. prior year. The YoY decreases were largely due to lower recurring headcount costs, consulting costs, and hosting costs. On a GAAP basis, the decreases were partly offset by expenses associated with a realignment of the Company’s leadership structure. Sequentially, technology and development expenses increased 17.8% and 10.2% on a GAAP and non-GAAP basis, respectively. The sequential increase primarily resulted from seasonally higher headcount expenses in the first quarter, including elevated payroll taxes, which were partially offset by reduced consulting costs. On a GAAP basis, the higher increase in expenses was associated with a realignment of the Company’s leadership structure. General and administrative expenses were $9.5 million on a GAAP basis and $7.5 million on a non-GAAP basis in the first quarter of 2024, down 12.5% and 8.6% YoY, respectively. The YoY decreases were largely due to lower recurring headcount costs and legal expenses. On a GAAP basis, there were further reductions for lease exit costs and fair value adjustments of the contingent consideration liability, which were partly offset by expenses associated with a realignment of the Company’s leadership structure. Sequentially, general and administrative expenses increased on a GAAP and non-GAAP basis, 31.4% and 6.5%, respectively. The sequential GAAP increase was mainly the result of higher facilities expense due to a $1.5 million gain recorded in Q4 2023 related to the early termination of a lease, seasonally higher headcount expenses, and an increase in consulting costs, partially offset by lower travel & entertainment expense. However, on a non-GAAP basis, facilities expenses were lower rather than higher sequentially due to reduction of our physical footprint.

20 Sales and marketing, our largest expense category, was $22.1 million on a GAAP basis and $21.4 million on a non-GAAP basis in the first quarter of 2024, down 17.5% and 14.1% YoY, respectively. Sequentially, sales and marketing expenses were up 0.6% on a GAAP basis and down 1.0% on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $5.3 million, down 11.1% YoY and up 6.0% sequentially. Cost per sale for TrueCar.com units was $194, down 6.9% YoY and 1.3% QoQ. Partner marketing spend was $7.6 million in the first quarter, up 2.7% YoY and down 9.7% sequentially. Finally, headcount and other sales and marketing expenses were $9.2 million on a GAAP basis and $8.5 million on a non-GAAP basis in the first quarter of 2024, down 31.5% and 26.4% YoY, respectively. The YoY decreases were primarily due to lower recurring headcount expenses and software expenses, with additional reduction in expenses from stock-based compensation on a GAAP basis. Sequentially, headcount and other sales and marketing expenses increased 7.5% and 3.7% on a GAAP and non-GAAP basis, respectively. The increases were primarily due to higher travel & entertainment expenses related to the NADA show, offset by lower software costs. Furthermore, GAAP expenses were higher quarter over quarter due to costs associated with a realignment of the Company’s leadership structure. In summary, we continued to focus on tightly managing our expenses while investing in strategic initiatives. We believe this will put us in a stronger long term position for sustainable growth. Balance sheet and cash usage We ended the first quarter of 2024 with approximately $133.7 million in cash and equivalents, as compared to $156.6 million at the end of the first quarter of 2023 and $137.0 million at the end of the fourth quarter of 2023. We continue to have no debt.

21 Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com Live Call and Webcast Details TrueCar’s management will host a call to discuss fourth quarter financial results on Tuesday, April 30, 2024 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. During the call, TrueCar’s management may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. Responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), X (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express.

22 Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our revenue growth, expected Adjusted EBITDA, free cash flow in the second half of 2024, the acceleration of our growth, as well as aspirational goals regarding 2026 revenue and free cash flow margins, our ability to achieve our financial objectives as the result of activating new dealers, limiting dealer churn, growing revenue per dealer and expanding OEM and affinity partner offerings or otherwise, the impact of new vehicle inventory days’ supply and OEM incentives on our ability to profitably employ marketing spend, our expectations regarding our cash resources, revenue, revenue per dealer, cash flow and management of our expenses and headcount, our market position, the impact of our new director nominee, increased inventory of new vehicles, expansion plans, the impact of macroeconomic factors on our business and the growth of our dealerbase, the rollout, packaging and adoption of our TrueCar Marketing Solutions product and its impact on our revenue per dealer, the timing of enhancements to TrueCar+ to enable online purchases and rollout of a TrueCar+ pilot program, dealer and consumer adoption of TrueCar+ and increase in the volume of TrueCar+ transactions, our ability to overcome the strategic and technical challenges facing the development of TrueCar+, sourcing of additional used vehicle inventory, the timing of introduction and success of our new product offerings, our future growth and monetization opportunities, close rates, unit volumes, our ability to execute on our dealer acquisition and retention strategy, our success in sales conversion, our investments in product, technology, and marketing and brand awareness, and the macroeconomic environment, including automobile inventory levels, new and used vehicle pricing, affordability and monthly payment dynamics, incentives offered by automobile manufacturers, consumer and dealer demand, interest rates, inflationary trends and industry sales and additional partnering opportunities. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, to be filed with the SEC. These risks include, but are not limited to, the following: ● Our business is subject to risks related to the larger automotive ecosystem, including recent low automobile inventory supply levels, which have adversely impacted our business, results of operations and prospects. ● If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. ● If we are not successful in rolling out new offerings, including our TrueCar+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected.

23 ● Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. ● The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. ● We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline. ● Economic and other conditions that impact consumer demand for automobiles, including interest rates, inflation, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. ● We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures This document includes a non-GAAP financial measure we refer to as Adjusted EBITDA. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, lease exit gain or loss, impairment of right-of-use (“ROU”) assets, restructuring charges, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive Non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expenses by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate this measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; ● Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; ● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; ● Adjusted EBITDA does not reflect lease exit gain or loss or impairment charges on our ROU assets associated with subleasing; ● Adjusted EBITDA does not reflect changes in the fair value of our contingent consideration liability; 24

25 ● Adjusted EBITDA does not reflect the charges associated with a realignment of the Company’s leadership structure; ● Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and ● other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

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